FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2025 Second Quarter Financial Results

GREENSBORO, N.C. — October 29, 2024 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2025 second quarter ended September 28, 2024.

On a GAAP basis, revenue for Qorvo’s fiscal 2025 second quarter was $1.047 billion, gross margin was 42.6%, operating income was $9.7 million, and loss per share was $0.18. On a non-GAAP basis, gross margin was 47.0%, operating income was $212.2 million, and diluted earnings per share was $1.88.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, "In the September quarter, ACG successfully supported our largest customer’s seasonal smartphone ramp. In HPA, we expanded our D&A business while building a broad-based business in power management. In CSG, we maintained our leadership in Wi-Fi applications while investing to grow in diverse businesses including automotive solutions and SoCs for ultra-wideband and Matter. HPA and CSG are on pace to achieve mid-teen year-over-year growth in fiscal 2025."

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, "In the September quarter, we exceeded the midpoint of guidance in revenue, gross margin and EPS. Looking forward, the flagship and premium tiers in the smartphone market are holding up well, however, content and ramp profiles vary by model, and we are experiencing unfavorable mix. We expect this to continue in the second half of fiscal 2025. In addition, in the mid and entry tiers of Android 5G smartphones, mix has shifted toward entry-tier 5G at the expense of mid-tier 5G. In our current view, we don’t expect this mix shift in Android 5G from mid-tier to entry-tier to reverse. As a result, we are taking appropriate actions, including factory consolidation and operating expense reductions as well as focusing on opportunities that align with our long-term profitability objectives. We currently expect full-year fiscal 2025 revenue and gross margin will be slightly down versus fiscal 2024."

Qorvo’s current outlook for the December 2024 quarter is:

• Quarterly revenue of approximately $900 million, plus or minus $25 million
• Non-GAAP gross margin of approximately 45%
• Non-GAAP diluted earnings per share between $1.10 and $1.30

See "Forward-looking non-GAAP financial measures" below. Qorvo's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

SELECTED GAAP RESULTS
(In millions, except for percentages and EPS)
(Unaudited)

	Q2 Fiscal 2025	Q1 Fiscal 2025	Q2 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue	$1,046.5	$886.7	$1,103.5	$159.8	$(57.0)
Gross profit	$445.3	$332.3	$489.7	$113.0	$(44.4)
Gross margin	42.6%	37.5%	44.4%	5.1 ppt	(1.8) ppt
Operating expenses	$435.6	$327.7	$338.3	$107.9	$97.3
Operating income	$9.7	$4.6	$151.4	$5.1	$(141.7)
Net (loss) income	$(17.4)	$0.4	$97.5	$(17.8)	$(114.9)
Weighted-average diluted shares	94.9	96.5	98.6	(1.6)	(3.7)
Diluted EPS (loss per share)	$(0.18)	$0.00	$0.99	$(0.18)	$(1.17)

SELECTED NON-GAAP RESULTS (1)
(In millions, except for percentages and EPS)
(Unaudited)

	Q2 Fiscal 2025	Q1 Fiscal 2025	Q2 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue	$1,046.5	$886.7	$1,103.5	$159.8	$(57.0)
Gross profit	$492.0	$362.7	$525.2	$129.3	$(33.2)
Gross margin	47.0%	40.9%	47.6%	6.1 ppt	(0.6) ppt
Operating expenses	$279.8	$264.5	$245.8	$15.3	$34.0
Operating income	$212.2	$98.1	$279.4	$114.1	$(67.2)
Net income	$179.8	$83.5	$235.5	$96.3	$(55.7)
Weighted-average diluted shares	95.8	96.5	98.6	(0.7)	(2.8)
Diluted EPS	$1.88	$0.87	$2.39	$1.01	$(0.51)
(1) Adjusted for stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill and other asset impairments, gain or loss on assets, other expense or income, gain or loss on investments, and an adjustment of income taxes.

SELECTED GAAP RESULTS BY OPERATING SEGMENT
(In millions, except percentages)
(Unaudited)
	Q2 Fiscal 2025	Q1 Fiscal 2025	Q2 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue
HPA	$148.3	$129.5	$149.8	14.5%	(1.0)%
CSG	146.8	114.9	103.6	27.8%	41.7%
ACG	751.4	642.3	850.1	17.0%	(11.6)%
Total revenue	$1,046.5	$886.7	$1,103.5	18.0%	(5.2)%
Operating income (loss)
HPA	$13.1	$4.9	$25.4	167.3%	(48.4)%
CSG	(9.0)	(19.5)	(27.7)	53.8%	67.5%
ACG	215.1	116.4	284.8	84.8%	(24.5)%
All other (1)	(209.5)	(97.2)	(131.1)	(115.5)%	(59.8)%
Total operating income	$9.7	$4.6	$151.4	110.9%	(93.6)%
Operating income (loss) as a % of revenue
HPA	8.8%	3.8%	17.0%	5.0 ppt	(8.2) ppt
CSG	(6.1)	(17.0)	(26.7)	10.9 ppt	20.6 ppt
ACG	28.6	18.1	33.5	10.5 ppt	(4.9) ppt
Total operating income as a % of revenue	0.9%	0.5%	13.7%	0.4 ppt	(12.8) ppt
(1) Includes stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill and other asset impairments, gain or loss on assets, other expense or income, and other miscellaneous corporate overhead expenses.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating expenses, operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) free cash flow, (vi) EBITDA, (vii) non-GAAP return on invested capital (ROIC), and (viii) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense, restructuring-related charges, acquisition and integration-related costs, and certain other expense (income). We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges, and acquisition and integration-related costs do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating expenses, operating income and operating margin. Non-GAAP operating expenses, operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, (gain) loss on assets and certain other expense (income). We believe that presentation of a measure of operating expenses, operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, (gain) loss on assets and certain other expense (income) do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating expenses, operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, (gain) loss on assets, certain other expense (income), gain or loss on investments, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating expenses, operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including goodwill and other asset impairments, investment activity, acquisition-related costs and restructuring-related costs) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration-related costs, restructuring-related charges, gain or loss on assets, goodwill and other asset impairments, gain or loss on investments and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at the following URL: https://ir.qorvo.com (under “Events & Presentations”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 1-412-317-0088 and using the passcode 2723791. The playback will be available through the close of business November 5, 2024.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers' forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 30, 2024, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$1,046,509	$1,103,493	$1,933,180	$1,754,657

Costs and expenses:
Cost of goods sold	601,203	613,803	1,155,570	1,035,897
Research and development	201,050	174,947	388,652	338,037
Selling, general and administrative	107,760	103,696	222,683	209,119
Other operating expense	126,821	59,619	151,994	68,312
Total costs and expenses	1,036,834	952,065	1,918,899	1,651,365

Operating income	9,675	151,428	14,281	103,292
Interest expense	(22,594)	(17,121)	(39,688)	(34,382)
Other income, net	15,422	5,211	27,187	18,927

Income before income taxes	2,503	139,518	1,780	87,837
Income tax expense	(19,938)	(42,057)	(18,801)	(33,956)
Net (loss) income	$(17,435)	$97,461	$(17,021)	$53,881

Net (loss) income per share:
Basic	$(0.18)	$1.00	$(0.18)	$0.55
Diluted	$(0.18)	$0.99	$(0.18)	$0.54

Weighted-average shares of common stock outstanding:
Basic	94,886	97,945	95,116	98,167
Diluted	94,886	98,590	95,116	98,892

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023

GAAP operating income	$9,675	$4,606	$151,428
Stock-based compensation expense	38,181	42,366	39,053
Amortization of intangible assets	29,482	30,474	29,963
Restructuring-related charges	34,396	19,574	8,418
Acquisition and integration-related costs	1,211	2,582	852
Goodwill impairment	96,458	—	48,000
Other expense (income)	2,811	(1,477)	1,712
Non-GAAP operating income	$212,214	$98,125	$279,426

GAAP net (loss) income	$(17,435)	$414	$97,461
Stock-based compensation expense	38,181	42,366	39,053
Amortization of intangible assets	29,482	30,474	29,963
Restructuring-related charges	34,396	19,574	8,418
Acquisition and integration-related costs	1,211	2,582	852
Goodwill impairment	96,458	—	48,000
Other expense (income)	379	(3,446)	2,616
Loss on investments	780	2,499	1,574
Adjustment of income taxes	(3,611)	(10,939)	7,576
Non-GAAP net income	$179,841	$83,524	$235,513

GAAP weighted-average outstanding diluted shares	94,886	96,510	98,590
Dilutive stock-based awards	867	—	—
Non-GAAP weighted-average outstanding diluted shares	95,753	96,510	98,590

Non-GAAP net income per share, diluted	$1.88	$0.87	$2.39

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	September 28, 2024		June 29, 2024		September 30, 2023
GAAP gross profit/margin	$445,306	42.6%	$332,304	37.5%	$489,690	44.4%
Stock-based compensation expense	6,047	0.6	5,186	0.6	7,481	0.7
Amortization of intangible assets	25,523	2.4	25,827	2.9	25,591	2.3
Restructuring-related charges	15,414	1.4	—	—	2,482	0.2
Acquisition and integration-related costs	636	0.1	1,925	0.2	1	—
Other income	(885)	(0.1)	(2,586)	(0.3)	—	—
Non-GAAP gross profit/margin	$492,041	47.0%	$362,656	40.9%	$525,245	47.6%

Three Months Ended
Non-GAAP Operating Income	September 28, 2024
(as a percentage of revenue)

GAAP operating income	0.9%
Stock-based compensation expense	3.7
Amortization of intangible assets	2.8
Restructuring-related charges	3.3
Acquisition and integration-related costs	0.1
Goodwill impairment	9.2
Other expense	0.3
Non-GAAP operating income	20.3%

Three Months Ended
Free Cash Flow (1)	September 28, 2024
(in millions)

Net cash provided by operating activities	$127.8
Purchases of property and equipment	(33.0)
Free cash flow	$94.8
(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023
GAAP research and development expense	$201,050	$187,602	$174,947
Less:
Stock-based compensation expense	13,468	12,727	11,519
Acquisition and integration-related costs	2	2	2
Non-GAAP research and development expense	$187,580	$174,873	$163,426

	Three Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023
GAAP selling, general and administrative expense	$107,760	$114,923	$103,696
Less:
Stock-based compensation expense	18,488	24,322	20,030
Amortization of intangible assets	3,959	4,647	4,372
Acquisition and integration-related costs	1	—	—
Non-GAAP selling, general and administrative expense	$85,312	$85,954	$79,294

	Three Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023
GAAP other operating expense	$126,821	$25,173	$59,619
Less:
Stock-based compensation expense	178	131	23
Restructuring-related charges	18,982	19,574	5,936
Acquisition and integration-related costs	572	655	849
Goodwill impairment	96,458	—	48,000
Other expense	3,696	1,109	1,712
Non-GAAP other operating expense	$6,935	$3,704	$3,099

	Three Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023
GAAP total operating expense	$435,631	$327,698	$338,262
Less:
Stock-based compensation expense	32,134	37,180	31,572
Amortization of intangible assets	3,959	4,647	4,372
Restructuring-related charges	18,982	19,574	5,936
Acquisition and integration-related costs	575	657	851
Goodwill impairment	96,458	—	48,000
Other expense	3,696	1,109	1,712
Non-GAAP total operating expense	$279,827	$264,531	$245,819

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2024	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,096,452	$1,029,258
Accounts receivable, net	580,963	412,960
Inventories	694,457	710,555
Other current assets	160,587	133,983
Assets of disposal group held for sale	—	159,278
Total current assets	2,532,459	2,446,034

Property and equipment, net	846,540	870,982
Goodwill	2,437,790	2,534,601
Intangible assets, net	445,715	509,383
Long-term investments	24,804	23,252
Other non-current assets	215,767	170,383
Total assets	$6,503,075	$6,554,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$675,581	$589,760
Current portion of long-term debt	412,179	438,740
Other current liabilities	245,977	113,215
Liabilities of disposal group held for sale	—	88,372
Total current liabilities	1,333,737	1,230,087

Long-term debt	1,549,244	1,549,272
Other long-term liabilities	209,925	218,904
Total liabilities	3,092,906	2,998,263

Stockholders’ equity	3,410,169	3,556,372
Total liabilities and stockholders’ equity	$6,503,075	$6,554,635

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968